Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that a single joint Schedule 13G and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in TerraForm Power, Inc.  This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

Dated: February 12, 2015	R/C US SOLAR INVESTMENT PARTNERSHIP, L.P.

By Riverstone/Carlyle Renewable Energy Grant GP, L.L.C., its general partner

By R/C Renewable Energy GP II, LLC, its sole member

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person

RIVERSTONE/CARLYLE RENEWABLE ENERGY GRANT GP, L.L.C.

By R/C Renewable Energy GP II, LLC, its sole member

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person

R/C RENEWABLE ENERGY GP II, LLC

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person